Exhibit 99.1

FOR IMMEDIATE RELEASE
April 26, 2010	Analyst Contact: Britta Carlson, (702) 402-5624
Media Contact: Karl Walquist, (775) 834-3891
NV Energy, Inc., Reports First Quarter Results
Las Vegas — NV Energy, Inc. (NYSE: NVE) today announced a consolidated net loss of $1.7 million, or 1 cent per share, for the quarter ended March 31, 2010, compared with a consolidated net loss of $22.2 million, or 9 cents per share, for the quarter ended March 31, 2009.
The improvement in the first quarter 2010 versus the first quarter 2009 was due to an increase in rates as a result of the southern Nevada utility’s general rate case, effective on July 1, 2009.
NV Energy’s two utilities contributed gross margin of $304.9 million in the first quarter 2010, $21 million higher than the first quarter 2009.
“Much of the first quarter-to-quarter improvement is attributable to our investments in new generating facilities in southern Nevada that are now included in rates,” said Michael Yackira, president and chief executive officer of NV Energy.
Webcast Scheduled for 7 a.m. PDT today, Monday, April 26
Senior management of NV Energy will review the company’s 2010 first quarter financial results and other matters during a conference call and live webcast today, Monday, April 26, at 7 a.m. Pacific Daylight Time.
The webcast will be accessible on the NV Energy website:
www.nvenergy.com.
An archived version of the webcast will remain on the NV Energy website for approximately one month following the live webcast. To listen to a recording of the call by telephone, call (800) 475-6701, and international callers should dial (320) 365-3844. Use the conference call access code, 153625, to listen to the recording.
Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a 54,500-square-mile service territory that stretches north to south from Elko to Laughlin, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada as well as approximately 40 million tourists annually.
This press release may contain forward-looking statements regarding the future performance of NV Energy, Inc. and its subsidiaries, Nevada Power Company d/b/a NV Energy and Sierra

P.O. BOX 98910, LAS VEGAS, NEVADA 89151-0001	6226 WEST SAHARA AVENUE, LAS VEGAS, NEVADA 89146
P.O. BOX 30150, RENO, NEVADA 89520-3150	6100 NEIL ROAD, RENO, NEVADA 89511 nvenergy.com

Pacific Power Company d/b/a NV Energy, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, NV Energy Inc.’s ability to maintain access to the capital markets, NV Energy Inc.’s ability to receive dividends from its subsidiaries, the financial performance of NV Energy Inc.’s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, and the discretion of NV Energy Inc.’s Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in NV Energy Inc.’s and its subsidiaries’ financing agreements. For Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, these risks and uncertainties include, but are not limited to, future economic conditions both nationally and regionally, changes in the rate of industrial, commercial and residential growth in their service territories, their ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Portfolio Standard, changes in environmental laws and regulations, construction risks, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, including changes in and renewals of collective bargaining agreements, strikes or work stoppages, unseasonable weather, drought, threat of wildfire and other natural phenomena, their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings in their pending and future regulatory filings. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy are contained in their Annual Reports on Form 10-K/A for the year ended December 31, 2009, each filed with the SEC. NV Energy Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

NV ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

OPERATING REVENUES	$716,969	$755,267

OPERATING EXPENSES:
Fuel for power generation	221,619	230,104
Purchased power	107,363	125,387
Gas purchased for resale	65,559	70,272
Deferred energy	17,566	45,635
Other operating expenses	109,106	114,677
Maintenance	25,729	34,400
Depreciation and amortization	80,948	78,048
Taxes other than income	16,173	14,647

Total Operating Expenses	644,063	713,170

OPERATING INCOME	72,906	42,097

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: 2010-$4,939, 2009-$5,146)	(80,064)	(82,633)
Interest income (expense) on regulatory items	(2,071)	1,180
AFUDC-equity	5,953	6,218
Other income	5,877	5,058
Other expense	(3,066)	(5,578)

Total Other Income (Expense)	(73,371)	(75,755)

Loss Before Income Tax Expense	(465)	(33,658)

Income tax expense (benefit)	1,256	(11,414)

NET LOSS	$(1,721)	$(22,244)

Amount per share basic and diluted
Net loss per share basic and diluted	$(0.01)	$(0.09)

Weighted Average Shares of Common Stock Outstanding — basic and diluted	234,858,642	234,331,044

Dividends Declared Per Share of Common Stock	$0.11	$0.10

NEVADA POWER COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009

OPERATING REVENUES	$426,960	$436,529

OPERATING EXPENSES:
Fuel for power generation	156,115	154,062
Purchased power	71,227	88,206
Deferred energy	19,463	38,190
Other operating expenses	67,880	70,193
Maintenance	17,019	27,534
Depreciation and amortization	55,101	52,363
Taxes other than income	10,026	9,063

Total Operating Expenses	396,831	439,611

OPERATING INCOME (LOSS)	30,129	(3,082)

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: 2010-$4,532, 2009-$4,562)	(53,356)	(55,043)
Interest income (expense) on regulatory items	(31)	1,853
AFUDC-equity	5,362	5,621
Other income	2,583	2,342
Other expense	(1,132)	(3,207)

Total Other Income (Expense)	(46,574)	(48,434)

Loss Before Income Tax Expense	(16,445)	(51,516)

Income tax benefit	(4,119)	(16,365)

NET LOSS	$(12,326)	$(35,151)

SIERRA PACIFIC POWER COMPANY
CONSOLIDATED INCOME STATEMENTS
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
OPERATING REVENUES:
Electric	$209,981	$237,738
Gas	80,020	80,993

Total Operating Revenues	290,001	318,731

OPERATING EXPENSES:
Fuel for power generation	65,504	76,042
Purchased power	36,136	37,181
Gas purchased for resale	65,559	70,272
Deferred energy — electric — net	(1,500)	11,796
Deferred energy — gas — net	(397)	(4,351)
Other operating expenses	40,672	44,015
Maintenance	8,710	6,866
Depreciation and amortization	25,847	25,685
Taxes other than income	6,066	5,524

Total Operating Expenses	246,597	273,030

OPERATING INCOME	43,404	45,701

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: 2010-$407, 2009-$584)	(17,045)	(17,927)
Interest income (expense) on regulatory items	(2,040)	(673)
AFUDC-equity	591	597
Other income	1,755	2,715
Other expense	(1,869)	(1,991)

Total Other Income (Expense)	(18,608)	(17,279)

Income Before Income Tax Expense	24,796	28,422

Income tax expense	7,676	9,286

NET INCOME	$17,120	$19,136

Gross margin is presented by Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy in order to provide information by segment that management believes aids the reader in determining how profitable the electric and gas business is at the most fundamental level. Gross margin, which is a “non-GAAP financial measure” as defined in accordance with SEC rules, provides a measure of income available to support the other operating expenses of the business and is utilized by management in its analysis of its business.
Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy believe presenting gross margin allows the reader to assess the impact of regulatory treatment and their overall regulatory environment on a consistent basis. Gross margin, as a percentage of revenue, is primarily impacted by the fluctuations in regulated electric and natural gas supply costs versus the fixed rates collected from customers. While these fluctuating costs impact gross margin as a percentage of revenue, they only impact gross margin amounts if the costs cannot be passed through to customers. Gross margin, which Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy calculate as operating revenues less energy costs, provides a measure of income available to support the other operating expenses. Gross margin changes based on such factors as general base rate adjustments (which are required to be filed by statute every three years) and reflect Nevada Power Company and Sierra Pacific Power Company’s both d/b/a NV Energy strategy to increase internal power generation versus purchased power, which generates no gross margin. Reconciliations between GAAP operating income and gross margin are provided in tables herein. These non-GAAP measures should not be considered as substitutes for the GAAP measures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Gross Margin
(Dollars in Thousands)
(Unaudited)
Nevada Power Company

	Three Months Ended		% Change
	March 31,		from Prior
	2010	2009	Year

Operating Revenues	$426,960	$436,529	-2.2%

Energy Costs:
Fuel for power generation	156,115	154,062
Purchased Power	71,227	88,206
Deferred energy — net	19,463	38,190

	$246,805	$280,458	-12.0%

Gross Margin	$180,155	$156,071	15.4%

Other operating expenses	67,880	70,193
Maintenance	17,019	27,534
Depreciation and amortization	55,101	52,363
Taxes other than income	10,026	9,063

Operating Income (Loss)	$30,129	($3,082)	1077.6%

Sierra Pacific Power Company

	Three Months Ended		% Change
	March 31,		from Prior
	2010	2009	Year
Operating Revenues:
Electric	$209,981	$237,738
Gas	80,020	80,993

	$290,001	$318,731	-9.0%

Energy Costs:
Fuel for power generation	65,504	76,042
Purchased Power	36,136	37,181
Gas purchased for resale	65,559	70,272
Deferred energy — electric — net	(1,500)	11,796
Deferred energy — gas — net	(397)	(4,351)

	$165,302	$190,940	-13.4%

Gross Margin	$124,699	$127,791	-2.4%

Other operating expenses	40,672	44,015
Maintenance	8,710	6,866
Depreciation and amortization	25,847	25,685
Taxes other than income	6,066	5,524

Operating Income	$43,404	$45,701	-5.0%

Energy Costs by Segment:
Electric	$100,140	$125,019
Gas	65,162	65,921

	$165,302	$190,940	-13.4%

Gross Margin by Segment:
Electric	$109,841	$112,719
Gas	14,858	15,072

	$124,699	$127,791	-2.4%

Summary of Selected Operating Statistics
Nevada Power Company
Operating Revenues
(dollars in thousands)

	Three Months Ended		% Change	Avg.
	March 31,		from Prior	Change in
	2010	2009	Year	customers
Operating Revenues:
Residential	$196,593	$191,370	2.7%	-0.4%
Commercial	94,269	96,794	-2.6%	1.6%
Industrial	119,648	128,039	-6.6%	0.1%

Retail revenues	410,510	416,203	-1.4%
Other	16,450	20,326	-19.1%

Total Operating Revenues	$426,960	$436,529	-2.2%

Retail sales in thousands of MWhs	4,086	4,121	-0.8%
Sierra Pacific Power Company
Operating Revenues
(dollars in thousands)

	Three Months Ended		% Change	Avg.
	March 31,		from Prior	Change in
	2010	2009	Year	customers
Electric Operating Revenues:
Residential	$83,159	$93,785	-11.3%	-0.2%
Commercial	76,974	90,437	-14.9%	0.1%
Industrial	42,631	46,067	-7.5%	-1.9%

Retail revenues	202,764	230,289	-12.0%
Other	7,217	7,449	-3.1%

Total Electric Operating Revenues	$209,981	$237,738	-11.7%

Retail sales in thousands of MWhs	1,960	1,980	-1.0%

	Three Months Ended		% Change	Avg.
	March 31,		from Prior	Change in
	2010	2009	Year	customers
Gas Operating Revenues:
Residential	$42,363	$45,881	-7.7%
Commercial	20,482	21,840	-6.2%
Industrial	5,939	5,892	0.8%

Retail revenues	68,784	73,613	-6.6%	0.6%
Wholesale revenue	10,561	6,734	56.8%
Miscellaneous	675	646	4.5%

Total Gas Operating Revenues	$80,020	$80,993	-1.2%

Retail sales in thousands of decatherms	5,985	6,107	-2.0%

Financial Highlights
(Dollars in Thousands)
(Unaudited)
NV Energy, Inc
Capital Structure

	March 31, 2010		March 31, 2009

Current maturities of long-term debt(1)	$237,785	2.7%	$8,885	0.1%
Long-term debt	5,316,626	60.7%	5,485,643	63.9%

Total Debt	$5,554,411	63.5%	$5,494,528	64.0%
Total shareholders’ equity	3,197,525	36.5%	3,086,337	36.0%

Total Capitalization (including current maturities of long-term debt)	$8,751,936	100.0%	$8,580,865	100.0%

Nevada Power Company
Capital Structure

	March 31, 2010		March 31, 2009

Current maturities of long-term debt(1)	$237,785	3.7%	$8,885	0.1%
Long-term debt	3,549,120	55.5%	3,596,840	58.2%

Total Debt	$3,786,905	59.2%	$3,605,725	58.3%
Total shareholder’s equity	2,610,729	40.8%	2,570,426	41.7%

Total Capitalization (including current maturities of long-term debt)	$6,397,634	100.0%	$6,176,151	100.0%

Sierra Pacific Power Company
Capital Structure

	March 31, 2010		March 31, 2009

Current maturities of long-term debt	$—	0.0%	$—	0.0%
Long-term debt	1,281,863	55.8%	1,402,964	59.0%

Total Debt	$1,281,863	55.8%	$1,402,964	59.0%
Total shareholder’s equity	1,013,388	44.2%	975,406	41.0%

Total Capitalization (including current maturities of long-term debt)	$2,295,251	100.0%	$2,378,370	100.0%

(1)	Includes amounts borrowed under NPC’s revolving credit facility as of March 31, 2010 that are expected to be reclassified to long-term debt upon closing of its new revolving credit facility.
NVE Available Liquidity as of March 31, 2010 (dollars in millions)

	NVE	NPC	SPPC
Cash and Cash Equivalents	$10.6	$34.8	$28.5

Balance available on Revolving Credit Facilities	N/A	344.3	317.9

	$10.6	$379.1	$346.4